Exhibit 10.17

                             JOINT VENTURE AGREEMENT

                                  BY AND AMONG

                       PHOENIX HOUSE INVESTMENTS, L.L.C.,

                              TOSHIBA CORPORATION,

                                       AND

                              SMARTDISK CORPORATION

                          Dated as of February 24, 1998

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                             JOINT VENTURE AGREEMENT

         THIS JOINT VENTURE AGREEMENT (this "Agreement") dated as of February 24, 1998 ("Effective Date"), is by and among Phoenix House Investments, L.L.C. ("Limited"), a Delaware limited liability corporation controlled by Addison M. Fischer; Toshiba Corporation ("Toshiba"), a Japanese corporation; and SmartDisk Corporation ("Newco"), a Delaware company.

                                    RECITALS

         A. Smart Disk Security Corporation ("SDSC"), a Florida corporation, is currently developing or producing certain products which include an SSFDC reader and writer device known as Flashpath ("Flashpath"), a smart card reader and writer known as Smarty ("Smarty"), and computer and a network security product known as Safeboot ("Safeboot"). Collectively, Flashpath, Smarty, and SafeBoot are referred to as "SDSC Products." SDSC is wholly owned by Limited.

         B. Limited's Certificate of Formation is attached as Exhibit A.

         C. Limited and Toshiba desire to establish a long-term business relationship through Newco. Limited and Toshiba have agreed to establish and operate Newco upon the terms and conditions herein. Newco will pursue full research, development and marketing of Flashpath and Smarty upon execution of this Agreement, and of the remaining SDSC Products as Newco shall determine after the Closing Date. To this end and subject to the terms and conditions of this Agreement and the Ancillary Agreements (defined below), Limited will transfer all of the stock of SDSC to Newco, and Toshiba will contribute capital, as well as production, engineering and marketing expertise, to Newco.

         D. Simultaneously with the execution and delivery of this Agreement, Newco is executing an Exchangeable Note ("Note") in favor of Toshiba in the principal amount of $5,000,000 and delivering such Note upon receipt of $5,000,000 from Toshiba. The Note is exchangeable for common stock of Newco.

         E. Limited and Toshiba anticipate that after the initial funding of Newco, Newco will sell additional shares of its common stock to new third party investors. Newco, with Toshiba's assistance, will arrange the sale of such shares to such entities as the parties may agree.

         F. Limited and Toshiba intend that Newco shall become a publicly traded corporation through an initial public offering of common stock ("IPO") within twenty-four months after the date of this Agreement and that this Agreement shall be modified to

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accommodate the IPO as set forth herein.

         G. Both parties understand the importance of good communication regardless of the nature or the magnitude of any issue in question, and both parties will use every effort to act in good faith to expedite all communications and approval procedures.

         NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE 1
                     ESTABLISHMENT OF JOINT VENTURE COMPANY;
                              ANCILLARY AGREEMENTS

         1.1 OBJECT OF JOINT VENTURE. Limited and Toshiba hereby associate themselves as stockholders in a joint venture relationship that shall have as its principal purpose the expansion of sales worldwide of Flashpath and Smarty upon the execution of this Agreement, and of the other SDSC Products as Newco shall determine after the Closing Date. The parties shall pursue this joint venture relationship through Newco, which will be formed and operated in accordance with the terms of this Agreement. Subject to the specific terms of this Agreement, it is intended that Newco will have its own employees, facilities, equipment and banking arrangements, and that the pricing of its products and its other policies will be such as to result in reasonable levels of profitability of Newco as an independent enterprise.

         1.2 FORMATION OF NEWCO. Newco is a Delaware corporation with its principal place of business in Naples, Florida. The parties shall take all steps necessary to revise Newco's certificate of incorporation and bylaws so as to reflect the terms and conditions of this Agreement that are inconsistent with the certificate of incorporation or bylaws or must be reflected in the the certificate of incorporation or bylaws under Delaware law.

         1.3 ANCILLARY AGREEMENTS; FISC; AFFILIATES. Attached to this Agreement for execution on the Closing Date established under Article 8 below is the Founders' Subscription Agreement (Exhibit B). The parties shall prepare for execution on the Closing Date, in form mutually agreeable to Limited and Toshiba, the Toshiba Technology License Agreement between Toshiba and Newco (the "Toshiba Technology License Agreement") and the Registration Rights Agreement as defined in section 7.3 below (collectively, the Founders' Subscription Agreement, Toshiba Technology License Agreement, and Registration Rights Agreement shall be referred to as the "Ancillary Agreements"). In this Agreement, the term "FISC" refers to Fischer International Systems Corporation, a Florida corporation controlled by Addison M. Fischer. For purposes of this Agreement, "affiliates" means, with respect to an individual, corporation, company, voluntary associations, partnership, joint venture, limited liability company, trust, estate, unincorporated organization, governmental entity or other entity ("person"), any other person which directly or indirectly controls, is controlled by, or is under common control with such person; and "control" means the possession, directly or indirectly, of

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the power to cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

         1.4 BUSINESS PLAN. Toshiba has prepared a draft business plan for Newco dated January 13, 1998 (Business Plan SDC-II A-2, Ref: 0013), and Limited has prepared a draft business plan for Newco dated August 25, 1997. Toshiba and Limited will use their best efforts to finalize a final joint business plan (the "Business Plan") as soon as possible. The parties reasonably anticipate that Newco's operations will track the Business Plan, but they also realize that amendments to the Business Plan may be necessary from time to time. The parties will cooperate in good faith to accomplish the same as necessary, subject to section 3.4.1(o) below.

                                    ARTICLE 2
                             CAPITALIZATION OF NEWCO

         2.1 CAPITALIZATION AND CLASSES OF STOCK. The authorized capital of Newco shall be represented by 60,000,000 shares of common stock ("Common Stock"), each having a par value of $0.001. Prior to the IPO, Newco shall issue no other classes of stock without Toshiba's approval. The stock shall have equal rights in all respects.

         2.2 SUBSCRIPTION FOR STOCK. Limited will transfer all of the issued and outstanding shares of stock of SDSC to Newco in exchange for thirty million shares of Common Stock of Newco, while Toshiba shall subscribe for and purchase respectively the following number of shares of Common Stock on the following terms and conditions:

                  2.2.1 TOSHIBA. Toshiba shall (i) purchase 4,950,000 shares of Common Stock for a total price of Four Million Nine Hundred Fifty Thousand Dollars ($4,950,000) payable at Closing, and
                  (ii) exchange the Note at Closing for 5,000,000 shares of Common Stock.

                  2.2.2 INDEMNITY. Limited will defend, indemnify and hold harmless Newco and Toshiba from all claims arising out of or in connection with the operation of SDSC prior to the date Limited contributes SDSC's shares to Newco. Limited hereby indemnifies and agrees to defend and hold Toshiba, Newco and Newco's affiliates, directors and officers, harmless from and against any and all loss, liability, damage or expense (including interest, penalties, and reasonable attorneys' fees and disbursements)(collectively, the "Damages") based upon, arising out of or otherwise in respect of (i) any breach or inaccuracy of any representation or warranty in the Founders' Subscription Agreement, (ii) any breach or failure to perform any covenant or agreement in this Agreement, or (iii) operation or business of SDSC, or the assets or business transferred to SDSC, in each case as conducted or utilized prior to the Closing Date, including, without limitation, arising out or any liability or obligation to employees.

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         2.3 NEW THIRD PARTY INVESTORS. The parties intend and agree that Newco shall initially be a joint venture between Limited and Toshiba. Additional stock may be sold to such other entities as the parties may agree. The parties currently anticipate that Newco's stock may be sold to Hitachi, Ltd., at a price ten percent (10%) or more than that paid by Toshiba under section 2.2.1 above and that sales to subsequent investors may be at a price twenty percent (20%) or more than that paid by Toshiba under section 2.2.1 above

         2.4 RIGHT TO PURCHASE STOCK. If the parties should agree to cause Newco to issue additional stock prior to the IPO (except in accordance with Article 5 below or Section 2.3 above), Limited and Toshiba shall have the right to subscribe for any shares of stock whenever they may be issued in an amount proportional to the stockholder's ownership interest in Newco immediately prior to the issuance of such additional stock.

         2.5 RESTRICTION ON TRANSFER OF STOCK. Prior to the IPO, neither party shall have the right to transfer or encumber its stock ownership in Newco without the other party's prior written consent. The stock certificates issued by Newco shall bear a legend evidencing this transfer restriction.

         2.6 CONTROL OF LIMITED. Notwithstanding anything herein to the contrary, Addison Fischer agrees to retain control of, and to maintain the existence and good standing of, Limited.

         2.7 POST-CLOSING INVOICES. Toshiba will prepare and submit to Newco after the Closing Date accurate reports of costs that Toshiba has incurred for services rendered to Newco prior to the Closing Date. Newco shall reimburse Toshiba for such costs up to a maximum amount of $1,400,000.

         2.8 NEWCO PAYMENT OF SDSC LIABILITIES. The parties acknowledge and agree that SDSC has a total liability of $5,000,000 and that Newco will pay such sum immediately after the Closing Date.

         2.9 NEWCO REPAYMENT OF OPERATING EXPENSES. The parties acknowledge and agree that Newco has been incurring operating expenses after January 1, 1998, and before Toshiba's funding under the Note, which expenses have been covered by short term operating loans from FISC and its affiliates and which will be repaid by Newco as soon as possible.

         2.10 NO OTHER COMMITMENTS. The parties agree that, except as set forth in Section 2.2.1, neither Toshiba nor Limited is obligated or committed to provide any funding or financing to Newco, whether in the form of cash payment, the provision of guaranties, or otherwise.

                                    ARTICLE 3
                        MANAGEMENT AND EMPLOYEES OF NEWCO

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         3.1 BOARD OF DIRECTORS. The Board of Directors of Newco shall consist of five (5) Directors, which number shall not be changed without the prior written consent of Limited and Toshiba. Limited shall have the right to appoint three (3) directors (the "Limited Directors"), and Toshiba shall have the right to appoint two (2) directors (the "Toshiba Directors"). Toshiba shall be entitled at any time and for any or no reason to designate any Toshiba Director for removal, and Limited shall be entitled at any time and for any or no reason to designate any Limited Director for removal. Limited and Toshiba agree that they shall vote their stock acquired hereunder in a manner so as to maintain the Board constituency described in this Section 3.1. In the event of any vacancy on the Board of Directors, such vacancy shall be filled in a manner consistent with this Section 3.1. The parties shall cause any committee of the Board of Directors of Newco that has three or fewer members to have one Toshiba Director as a member.

         3.2 BOARD MEETINGS. Unless otherwise agreed to in writing by the parties, the Board of Directors shall meet at least four times per year. To the extent legally permitted, such meetings may be conducted by telephone. Reasonable expenses of directors to attend meetings of the Board of Directors shall be borne by Newco.

         3.3 QUORUM OF THE BOARD OF DIRECTORS. The parties hereto agree that all matters specified in Section 3.4.1 below shall be decided by the Board of Directors at meetings having a quorum of at least four (4) members. Other matters shall be decided by a majority vote at any meeting of the Board of Directors where a majority of the directors are present.

         3.4 RESPONSIBILITIES OF THE BOARD OF DIRECTORS; MATTERS FOR BOARD APPROVAL. The Board of Directors of Newco shall manage the affairs of Newco in accordance with the bylaws of Newco, applicable laws, and the following provisions of this Agreement:

                  3.4.1 Except as provided in the Ancillary Agreements, the following matters shall require the approval of at least four of the five
Directors:

                  (a) amending, modifying, granting any waiver with respect to, terminating or extending any of the certificate of incorporation or bylaws of Newco, the Ancillary Agreements or this Agreement;

                  (b) except pursuant to the Ancillary Agreements and the Business Plan, Newco or any of its affiliates entering into any transaction, agreement or understanding with a stockholder of Newco or any affiliate of such stockholder;

                  (c) prior to the IPO, declaring any dividend or making any other distribution to the stockholders, or any repurchase or redemption by Newco of its securities;

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                  (d) entering into any merger or consolidation in which Newco or any material subsidiary is a constituent entity, acquiring all or substantially all of the assets or securities of another person (or a division or other business unit of another person), selling, leasing, exchanging or otherwise disposing of all or substantially all of the assets or securities of Newco or any material subsidiary (or a division or other business unit thereof), consummating any other business combination, or liquidating, dissolving or winding up Newco or any material subsidiary, in each case, whether in a single transaction or a series of related transactions;

                  (e) except in the ordinary course of business selling, leasing, exchanging or otherwise disposing of any property, asset or business, whether in a single transactions or a series of related transactions, with a value in excess of five percent (5%) of Newco's annual gross revenues on a consolidated basis;

                  (f) Newco or any subsidiary incorporating, forming or otherwise organizing a subsidiary or any other person;

                  (g) Newco or any subsidiary commencing or settling any litigation, arbitration or governmental proceeding which relates to an amount in excess of five percent (5%) of Newco's annual gross revenues or is reasonably likely to have a material impact on Newco or its business;

                  (h) any material change in the business of Newco or any of its material subsidiaries not contemplated in the Business Plan;

                  (i) any issuance or agreement to issue any securities of Newco or any of its material subsidiaries or any securities or rights of any kind convertible into or exchangeable for such securities, or to issue any option, warrant, put, call or other arrangement of any kind to purchase or otherwise receive from Newco or such material subsidiary any securities, profit share or interest, except pursuant to Article 5 (Stock Option
                  Plan) and Article 7 (IPO) below;

                  (j) except as contemplated in Articles 5 and 7 below, any action in connection with the admission of any person as a stockholder of Newco or any subsidiary, irrespective of whether any securities or profit share of Newco or any of its subsidiaries is issued in connection therewith;

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                  (k) except as contemplated in Articles 5 and 7 below, any
                  approval or disapproval of any sale or transfer by Newco or any material subsidiary, as relevant, of any securities, profit share or interest of Newco or any of its material subsidiaries;

                  (l) except as contemplated in Article 7 below, any filing by Newco of a registration statement under the Securities Act of 1933, as amended;

                  (m) except as contemplated in Article 5 below, the creation, or material amendment or modification of an employee stock option, stock retirement or stock severance plan; or any issuance or grant of securities, options or interest thereunder other than options to a director, employee or consultant of Newco as contemplated by Article 5 below;

                  (n) electing or removing any of the Chairman, President, Chief Executive Officer, Chief Operating Officer or Chief Financial Officer, or any other employee or officer, irrespective of his or her title, exercising authority similar to that customarily exercised by any of the foregoing, of Newco or any material subsidiary;

                  (o) adopting, or modifying or amending in any material respect, any annual or long term budget or business plan of Newco that differs materially from the Business Plan;

                  (p) except pursuant to the Business Plan, annual budget or Ancillary Agreements, whether in a single transaction or a series of related transactions, any of the following items that exceed the amount of $1,000,000 during the first six months after the Closing Date or exceed five percent (5%) of Newco's annual gross revenues after such initial six-month period: (i) entering into any transaction, agreement or understanding with any person with a value in excess of the stipulated amount; (ii) incurring any indebtedness, commitment or liability for, or the issuance of any guarantee with respect to, borrowed money in excess of the stipulated amount;
                  (iii) making any loans, investments or advances to any person in excess of the stipulated amount; (iv) entering into, amending, granting any waiver with respect to, terminating or extending any agreement (or series of related agreements) which (x) provides for (or, pursuant to its terms, could reasonably be expected to result in) the payment or receipt by Newco or a material subsidiary of an amount in excess of the stipulated amount, (y) has a term in excess of one year, or
                  (z) provides for (or, pursuant to its terms, could reasonably be expected to result in) payments to an employee or consultant, or otherwise hires any employee or consultant, at a rate in excess of $500,000 per annum; and (v) adopting or amending any material compensation policies;

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                  (q) changing the fiscal year;

                  (r) appointing or changing Newco's independent certified public accountants (it being agreed that Newco's initial independent certified public accountants shall be selected from one of the leading international accounting firms);

                  (s) adopting or changing any material accounting principles not in accordance with GAAP;

                  (t) filing a voluntary petition in bankruptcy or for reorganization or for the adoption of any plan or arrangement with creditors or an admission seeking the relief therein provided under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors;

                  (u) selecting an investment bank for the IPO; provided, that if the Board cannot agree on an investment bank, then by a vote of a majority of a quorum the Board may appoint Alex Brown & Sons or any investment bank that is one of the top five managers or co-managers of IPOs by number of transactions in the United States in the prior calendar year; or

                  (v) entering into any options, contingent agreements or other arrangements which if exercised or consummated in accordance with their terms would result in an action set forth in clauses (a) through (u) above.

         3.5 MATTERS FOR SHAREHOLDER APPROVAL. The following matters shall require the approval of seventy-nine point nine percent (79.9%) of Newco's stockholders:

                  (a) The adoption, amendment or repeal of any article of the Certificate of Incorporation or of the bylaws, except in connection with the IPO as long as any changes are customary for a publicly traded company or are recommended by Newco's underwriters for the IPO. Such changes in contemplation of an IPO shall be approved as required by Delaware law.

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                  (b) A change in the name of Newco.

         3.6 CERTAIN SDSC MATTERS. The parties shall cause SDSC to have a board whose membership is identical to that of Newco. The parties agree that SDSC may not undertake any of the actions similar to those referred to in Section 3.4.1 without the approval of four directors, including a Toshiba Director. The board of directors of any subsidiaries of Newco shall be comprised in such manner as Limited and Toshiba may agree from time to time.

         3.7 FINANCIAL STATEMENTS AND ACCOUNTING RECORDS. Newco shall submit financial statements, including, without limitation, a balance sheet and income statement, to Limited and Toshiba within forty-five (45) days after the end of each fiscal quarter for such quarter and within one hundred (100) days after the end of the fiscal year for such year. Such quarterly and annual statements shall be (i) prepared in accordance with U.S. generally accepted accounting principles
(GAAP); (ii) in reasonable detail and shall contain such financial data as the parties may mutually agree are necessary in order to keep each of them advised of Newco's financial status; and (iii) audited by Newco's independent certified accountants in the case of the annual financial statements. During office hours of Newco, Limited and Toshiba shall have full access to all books of account, records and the like of Newco, and Newco shall furnish to each of Limited and Toshiba all information concerning the same which such party may reasonably require in connection with a complete examination thereof.

         3.8 EMPLOYEES. Limited (and other entities controlled by Addison M. Fischer) and Toshiba anticipate that they will either transfer or second certain of their employees to Newco on either a permanent or temporary, full-time or part-time basis. In Toshiba's case, such employees may render their services to Newco from Toshiba's facilities in Japan. Both parties will discuss such matters (including English language ability, experience, personality, salary level, benefits, and participation in the stock option plan) in good faith on a case by case basis so as to maximize the operating efficiency and profitability of Newco.

                                    ARTICLE 4
                             RESOLUTION OF DEADLOCKS

         The parties shall diligently and in good faith discuss and try amicably to resolve all disputes, controversies or differences that arise out of or in relation to or in connection with this Agreement or the Ancillary Agreements at meetings of the Board of Directors of the Newco. If Limited and Toshiba are deadlocked on a particular dispute that requires both parties' approval, they shall formally state their position in writing to the other party within thirty
(30) days after such deadlock arises, and within fifteen (15) days thereafter the senior representative of Limited and of Toshiba shall meet in Honolulu, Hawaii, or some other mutually agreeable location to discuss the matter in good faith.

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                                    ARTICLE 5
                                STOCK OPTION PLAN

         Newco shall establish a stock option plan permitting the Board of Directors to grant stock options to directors in their capacity as employees of Newco, to outside directors, and to consultants and employees of Newco. No more than 6,818,182 shares of the common stock of Newco (which is equivalent to 12% of 56,818,182 shares of Common Stock) shall be allocated to the stock option plan without the consent of four of Newco's directors.

                                    ARTICLE 6
                    PATENT, TRADEMARK AND COPYRIGHT LICENSES

         SmartDiskette Limited ("SDL"), an affiliate of Addison Fischer, has licensed certain technology to SDSC pursuant to a certain Technology License Agreement, and Toshiba shall license certain technology to Newco pursuant to the Toshiba Technology License Agreement. To the extent required by applicable law, Newco and SDSC shall withhold U.S. income tax from royalty payments. Toshiba shall timely provide to Newco the IRS form 1001 so that royalty payments to Toshiba may qualify for the reduced withholding tax rate under the U.S.-Japan tax treaty.

                                    ARTICLE 7
                             INITIAL PUBLIC OFFERING

         7.1 INITIAL PUBLIC OFFERING. The parties acknowledge and agree that their goal is for Newco to become a publicly traded corporation by means of an initial public offering ("IPO") to be conducted within twenty-four months after the date of this Agreement or such other date thereafter as the parties may agree pursuant to Section 7.2 below. Newco shall use its best efforts, consistent with its reasonable business judgment based on prevailing market conditions, to raise additional equity capital on terms acceptable to Newco through a public offering of common stock. The IPO shall be for an amount of equity representing an economic and voting interest of not less than 10% and not more than such upper limit as Newco's underwriters may determine based upon consultation with Newco.

         7.2 COOPERATION OF LIMITED AND TOSHIBA. Without limiting Section 3.4.1(u) above, Limited shall consult with Toshiba regarding the appointment of any investment bank for the IPO. Newco, Limited and Toshiba agree to consider in good faith the reasonable advice of such investment bank in determining the timing and size of the IPO.

         7.3 REGISTRATION RIGHTS AGREEMENT. The parties shall separately agree upon a registration rights agreement (the "Registration Rights Agreement") with customary terms and conditions granting Limited and Toshiba registration rights with regard to their common stock

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ownership in Newco.

         7.4 REVISION OF JOINT VENTURE. In connection with the IPO, the parties agree that the Recitals, Sections 1.2, 2.1, 2.3, 2.4, 2.5, 2.6 Article 3 in its entirety, and Article 5 shall terminate upon the effectiveness of Newco's registration statement filed with the SEC.

         7.5 TOSHIBA PUT OPTION. If the IPO has not occurred within twenty-four months of the Effective Date or such other date as the parties may agree in a writing signed by Limited and Toshiba pursuant to Section 7.2 above, Toshiba may cause Newco to purchase all of Toshiba's stockholdings in Newco (that is, the 9,950,000 shares of Common Stock acquired hereunder) for the sum of $9,950,000 plus four percent (4%) simple interest per year from the date payment for the stock was made to Newco by Toshiba in respect of $4,950,000 and the date of this Agreement in respect of the other remaining $5,000,000. Toshiba's right to put its shares to Newco shall arise on the second anniversary of the Effective Date or such other date thereafter as the parties may agree in a writing signed by Limited and Toshiba pursuant to Section 7.2 above and shall expire 90 days thereafter. Toshiba shall exercise its right by giving written notice to Newco within the 90 days.

                                    ARTICLE 8
                                     CLOSING

         8.1 CLOSING DATE. The execution of this Agreement shall occur on February ___, 1998, or such other date as Limited and Toshiba may mutually agree, and the closing ("Closing Date") shall occur upon the receipt of the notification specified in section 8.3.3 below.

         8.2 CONDITIONS PRECEDENT TO THE CLOSING. All of the obligations of both Toshiba and Limited hereunder are subject to satisfaction of each of the following conditions, any or all of which may be waived, in whole or in part, by the adversely affected party prior to or at the Closing Date:

                  8.2.1 THIRD-PARTY CONSENTS. The third-party consents described in Section 8.3 shall have been delivered to Toshiba or Limited, as the case may be.

                  8.2.2 NO SUITS, PROCEEDINGS. No suit, action, investigation, inquiry or proceeding by any person or by any governmental body, or other legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

                  8.2.3 ANCILLARY AGREEMENTS. The Ancillary Agreements shall have been finalized and ready for execution on the Closing Date.

                  8.2.4 REPRESENTATIONS AND COVENANTS. With respect to Toshiba, the representations and warranties of Limited and Newco contained in the Founders'

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                  Subscription Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made as of the Closing Date. With respect to Limited, the representations and warranties of Toshiba contained in the Founders' Subscription Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made as of the Closing Date. Limited and Newco shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with on or prior to the Closing Date.

         8.3 THIRD-PARTY CONSENTS. As soon as reasonably possible after this Agreement has been signed by Limited, Newco and Toshiba, they shall take all reasonable steps to obtain the requisite approvals, validations, rulings and consents provided for in this Agreement or made necessary hereby, including without limitation:

                  8.3.1 To the extent mandated by applicable law, the Toshiba Technology License Agreement shall have been approved and validated by necessary and appropriate agencies of the Japanese Government.

                  8.3.2 The Ministry of Finance, or such bank as it may appoint from time to time, has given any necessary approval for Toshiba's investment in Newco.

                  8.3.3 The parties shall have been informed by competent governmental authorities that, in connection with the transactions contemplated hereby, no investigation will be initiated under the Trade Act of 1988 and the rules and regulations thereunder or, if such investigation is initiated, that the President of the United States would take no action to suspend or prohibit such transactions.

                  8.3.4 All consents with respect to the transfer of the stock of SDSC shall have been obtained.

With respect to the conditions described above, each party shall use its best efforts to assist the other parties in filing all notices, applications and registrations and obtaining all rulings and approvals required by Japanese or U.S. law to satisfy and comply with said conditions and to inform the other party of any information required by any government or any administrative agencies thereof regarding such conditions.

         8.4 ACTIONS AT CLOSING; PLACE OF CLOSING. The following actions shall take place on the Closing Date:

         8.4.1 EXECUTION OF ANCILLARY AGREEMENTS. Limited, Toshiba and Newco, as appropriate, shall execute the Ancillary Agreements.

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

         8.4.2 TOSHIBA PAYMENT. Toshiba shall tender to Newco the initial payment of $4,950,000.

         8.4.3 EXCHANGE OF NOTE. Toshiba shall cancel the Note and deliver it to Newco in exchange for Common Stock.

         8.4.4 ISSUANCE OF STOCK TO TOSHIBA. Newco shall issue 9,950,000 shares of Common Stock to Toshiba.

         8.4.4 ISSUANCE OF STOCK TO LIMITED. Newco shall issue 30,000,000 shares of Common Stock to Limited.

The closing shall occur at such location as the parties may mutually agree.

                                    ARTICLE 9
                               GENERAL PROVISIONS

         9.1 NOTICES AND OTHER COMMUNICATIONS. All notices shall be in writing and delivered by (a) mail, postage prepaid, and either return receipt requested or certified, (b) personal delivery, or (c) facsimile with confirmation under either (a) or (b), to such party at the address set forth below, or at such other address as such party may supply by written notice. Notice shall be effective on the date it is delivered to the intended recipient to the address set forth below:

         TO:      Phoenix House Investments, L.L.C.
                  c/o Fischer International Systems Corporation
                  3506 Mercantile Avenue
                  Naples, Florida 34104-3310
                  Attention: President
                  Facsimile: (941) 436-2509

         TO:      Mr. Addison M. Fischer
                  c/o Fischer International Systems Corporation
                  3506 Mercantile Avenue
                  Naples, Florida 34104-3310
                  Facsimile: (941) 436-2509

         TO:      SmartDisk Corporation
                  c/o Fischer International Systems Corporation
                  3506 Mercantile Avenue
                  Naples, Florida 34104-3310
                  Facsimile: (941) 436-2509

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

         with copies to:

                  Fischer International Systems Corporation
                  3506 Mercantile Avenue
                  Naples, Florida 34104-3310
                  Attention: President
                  Facsimile: (941) 436-2509

                  and

                  Brand Farrar & Buxbaum LLP
                  515 South Flower Street, Suite 3500
                  Los Angeles, California 90071
                  Attention: Robert W. Dziubla, Esq.
                  Facsimile: (213) 426-6282

         TO:      Toshiba Corporation
                  Advanced-I Group
                  1-1 Shibaura 1-chome
                  Minato-ku, Tokyo 105-01
                  Japan
                  Attention: Senior Executive Vice President

         with copies to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, NY 10019-6064
                  Attention: Toby S. Myerson, Esq.
                  Facsimile: (212) 757-3990

         9.2 LAW TO GOVERN. All questions and disputes arising out of or in connection with this Agreement shall be governed by the substantive laws of the State of Delaware excluding its choice of law principles. THE PARTIES HEREBY EXCLUDE THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS FROM THIS AGREEMENT.

         9.3 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement should be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         9.4 ASSIGNMENT AND SUCCESSION. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, but shall not be assignable by any party other than to a person or entity acquiring substantially all of its business and assuming all of its obligations and liabilities, except with the written consent of all of the other parties.

         9.5 ENTIRE AGREEMENT; AMENDMENTS. The terms and conditions contained in this Agreement and Ancillary Agreements constitute the entire agreement between the parties hereto and shall supersede all previous communications, either oral or written, between the parties. No agreement or understanding varying or extending the same shall be binding upon any party hereto unless in writing signed by a duly authorized officer or representative thereof in which this Agreement is expressly referred to. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written agreement signed by Toshiba, Limited and Newco. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

         9.6 NO PARTNERSHIP. This Agreement shall not create and shall not be deemed to create a partnership between or among any of the parties hereto.

         9.7 FOREIGN RESHIPMENT LIABILITY. THIS AGREEMENT IS EXPRESSLY MADE SUBJECT TO ANY LAWS, REGULATIONS, ORDERS OR OTHER RESTRICTIONS ON THE EXPORT FROM THE UNITED STATES OF AMERICA OR JAPAN OF TECHNICAL INFORMATION OR PRODUCTS WHICH MAY BE IMPOSED FROM TIME TO TIME BY THE GOVERNMENTS OF THE UNITED STATES OF AMERICA OR JAPAN. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, NEWCO SHALL NOT EXPORT OR REEXPORT, DIRECTLY OR INDIRECTLY, ANY TECHNICAL INFORMATION OR SDSC PRODUCTS TO ANY COUNTRY OR DESTINATION OR PERMIT THEIR TRANSHIPMENT TO ANY COUNTRY OR DESTINATION FOR WHICH SUCH GOVERNMENTS OR ANY AGENCY THEREOF REQUIRES AN EXPORT LICENSE OR OTHER GOVERNMENTAL APPROVAL AT THE TIME OF EXPORT WITHOUT FIRST OBTAINING SUCH LICENSE OR APPROVAL. LIMITED, NEWCO AND TOSHIBA SHALL COOPERATE TO OBTAIN ALL SUCH LICENSES AND APPROVALS AS ARE NECESSARY TO IMPLEMENT THE BUSINESS PLAN.

         9.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

         IN WITNESS WHEREOF, LIMITED AND TOSHIBA ACKNOWLEDGE THEY HAVE EACH READ THIS AGREEMENT AND HAVE FULLY UNDERSTOOD THE PROVISIONS OF THE AGREEMENT.

         THEREFORE, the parties hereto have caused this instrument to be executed by their duly authorized and empowered officers and representatives as of the day and year first above written.

PHOENIX HOUSE INVESTMENTS, L.L.C.

By:  /s/ ADDISON M. FISCHER
     ------------------------------
         Addison Fischer, President

TOSHIBA CORPORATION

By:  /s/ M. KOGA
     ------------------------------
         M. Koga, Senior Executive Vice President

SMARTDISK CORPORATION

By:  /s/ MICHAEL S. BATTAGLIA
     ------------------------------

ADDISON M. FISCHER,
with respect to section 2.6 of this Agreement only

/s/ ADDISON M. FISCHER
-----------------------------------

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